POWER OF ATTORNEY

  I, Steven Snyder, hereby authorize and
designate each of James E. Nicholson, Amy
C. Seidel, John A. Haveman, Joshua L.
Colburn, Michael N. Molepske and Katherine
Laursen signing singly, as my true and
lawful attorney-in-fact to:

  (1)  execute for and on my behalf, in my
capacity as an officer and/or director of Digi Inc. (the "Company"), Forms ID, 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

  (2)  do and perform any and all acts for
and on my behalf which may be necessary
or desirable to complete and execute any such Form ID, 3, 4 or 5 and timely file such form with the Securities and Exchange
Commission, any stock exchange or similar authority, and the National Association of Securities Dealers; and

  (3)  take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be to my benefit,
in my best interest, or legally required of me, it being understood that the statements executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

  I hereby further grant to each such
attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitutes or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
I hereby acknowledge that the foregoing
attorneys-in-fact, in serving in such
capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section
16 of the Exchange Act.

  This Power of Attorney shall remain
in full force and effect until I am no
longer required to file Forms ID, 3, 4
and 5 with respect to my holdings of
and transactions in securities issued
by the Company, unless earlier revoked
by me in a signed writing delivered to
the foregoing attorneys-in-fact.
Notwithstanding the foregoing, if any
such attorney-in-fact hereafter ceases
to be either an employee of the Company, or a partner or employee of Faegre &
Benson LLP, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.

  I hereby revoke all previous Powers
of Attorney that have been granted by
me in connection with my reporting
obligations under Section 16 of the
Exchange Act with respect to my
holdings of and transactions in
securities issued by the Company.

IN WITNESS WHEREOF, I have caused
this Power of Attorney to be duly executed as of this 30th day of November, 2010.

	/s/Steven E. Snyder